Exhibit 99.1

Pattern Energy Announces Public Offering of Class A Common Stock, Proposed Acquisition of Remaining 170 MW of Gulf Wind and Quarterly Dividend Increase and Provides Outlook for Certain Financial Information

SAN FRANCISCO, CALIFORNIA – July 21, 2015 – Pattern Energy Group Inc. (the “Company” or “Pattern Energy”) (NASDAQ: PEGI) (TSX: PEG) today announced that it intends to offer, subject to market and other considerations, up to $125 million of shares of its Class A common stock in an underwritten public offering (the “Equity Offering”). The Company expects to grant the underwriters of the Equity Offering a 30-day option to purchase up to an additional 15% of the entire offering amount solely to cover over-allotments, if any.

The Company intends to use the net proceeds from the Equity Offering, together with the net proceeds from a concurrent private offering of $225 million aggregate principal amount of convertible senior notes, for the repayment of a portion of the outstanding indebtedness incurred in connection with the Company’s purchase of interests in the K2, Lost Creek and Post Rock wind projects, the acquisition of non-controlling interests in the Gulf Wind project (described below), the prepayment of Gulf Wind project level indebtedness and general corporate purposes.

The Equity Offering is being made through an underwriting group led by BMO Capital Markets, BofA Merrill Lynch and Citigroup, as joint book-running managers of the offering and the representatives of the underwriters.

Proposed Acquisition of Remaining 170 MW of Gulf Wind

The Company also announced that it intends to acquire the remaining 170 MW of the 283 MW Gulf Wind facility in Kenedy County, Texas.

A subsidiary of Pattern Energy has entered into a Purchase Agreement with Pattern Energy Group LP, a Delaware limited partnership (“Pattern Development”), to purchase Pattern Development’s retained interest in the Gulf Wind facility for a cash purchase price of $13.0 million. A subsidiary of Pattern Energy has also entered into a Purchase and Sale Agreement with MetLife Capital, Limited Partnership, a Delaware limited partnership (the “Seller”), to purchase 100 percent of the Seller’s interest in the Gulf Wind facility for a cash purchase price of approximately $72.8 million. Upon completion of these acquisitions, the Company will own 100 percent of the Gulf Wind facility and its owned interest across its entire portfolio will increase to 2,282 MW.

These acquisitions, upon completion, will expand the Company’s ownership of a facility located in a strong wind resource area. The Pattern Energy team has been operating the facility since it went into commercial operation in 2009. The Company expects to prepay 100 percent of the outstanding balance of the Gulf Wind facility’s term loan upon, or shortly after, the closing of the two acquisitions. The outstanding balance of such project debt is approximately $154.1 million.

Quarterly Dividend

On July 21, 2015, the Company declared an increased dividend for the third quarter 2015, payable on October 30, 2015, to holders of record on September 30, 2015, in the amount of $0.3630 per Class A share, which represents $1.452 on an annualized basis. This is a 3 percent increase from the second quarter 2015 dividend of $0.3520.

2015 Second Quarter Outlook

The Company estimates that its cash available for distribution for the three months ended June 30, 2015 will be in the range of approximately $26.0 million to $28.0 million, although it has not yet completed its quarter-end procedures or finalized its results of operations for the three months ended June 30, 2015. In addition, the Company estimates that its proportional MWh sold for the three months ended June 30, 2015 was approximately 1.2 million MWh which, after adjusting for certain reimbursements that the Company receives for curtailment or other contractual provisions, is approximately 10% below the Company’s long-term expectations. These estimates and the estimates of the underlying components thereof, were prepared by, and are the responsibility of, the Company’s management. While these estimates are presented with numerical specificity and considered reasonable by management, actual results may differ. Investors should not place undue reliance on these estimates, and they should not be regarded as a representation that estimated results will be achieved. Cash available for distribution is a non-U.S. GAAP financial measure.

The following table provides a reconciliation of the range of the Company’s estimated net cash provided by operating activities to the range of its estimated cash available for distribution for the three months ended June 30, 2015:

(U.S. dollars, thousands)	Three months ended June 30, 2015
Estimated net cash provided by operating activities	$23,700 - 35,700
Estimated changes in current operating assets and liabilities	9,600 - (400)
Estimated network upgrade reimbursement	600
Release of restricted cash(a)	1,500
Estimated operations and maintenance capital expenditures	(300)
Estimated transaction costs for acquisitions	900
Estimated distributions from unconsolidated investments	7,800
Other	(100)
Less:
Estimated distributions to noncontrolling interests	(800)
Estimated principal payments paid from operating cash flows	(16,900)
Estimated cash available for distribution	$26,000 - 28,000

(a)	To fund project and general and administrative costs.

The notes referred to herein are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. In Canada, the notes may be offered on a prospectus-exempt basis to accredited investors (as defined under applicable Canadian securities laws) who are also qualified institutional buyers.

The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”), and a supplement to its MJDS shelf prospectus with Canadian securities regulatory authorities, for the Equity Offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and the accompanying base prospectus and the other documents that the Company has filed with the SEC and applicable

Canadian securities regulatory authorities for more complete information about the Company and the Equity Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov and SEDAR at www.sedar.com. Alternatively, the Company, any underwriter or any dealer participating in the Equity Offering will arrange to send you the prospectus supplement if you request it from BMO Capital Markets, Attn: Equity Syndicate Department, 3 Times Square, New York, NY 10036, by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com; BofA Merrill Lynch, by telephone at (866) 500-5408 or by email at dg.prospectus_requests@baml.com; and Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146 or by email at prospectus@citi.com.

The Equity Offering will be made in Canada under a supplement to the Company’s MJDS shelf prospectus filed with Canadian securities regulatory authorities.

About Pattern Energy

Pattern Energy Group Inc. is an independent power company listed on The NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 16 wind power projects, with a total owned interest of 2,282 MW, including the interests in the Gulf Wind facility it has agreed to acquire, in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power projects generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the proposed offerings and use of proceeds thereof, the proposed acquisition of 170 MW of Gulf Wind and the estimates of proportional MWh sold and cash available for distribution for the three months ended June 30, 2015. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, including completion of quarter-end procedures and conditions to closing the proposed offerings and acquisition, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. The risk factors and other factors noted in these documents could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

FOR FURTHER INFORMATION PLEASE CONTACT:

Investor Relations

Ross Marshall

(416) 526-1563

ross.marshall@loderockadvisors.com

Media Relations

Matt Dallas

(917) 363-1333

matt.dallas@patternenergy.com